EXHIBIT 99.2


                         COMMUNITY FEDERAL BANCORP, INC.
                                333 COURT STREET
                            TUPELO, MISSISSIPPI 38801

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints ____________, _______________or either of them, with full power to act alone and to appoint a substitute, except no officer or employee of the Bank may act as a proxy, as Proxies, and hereby authorizes them to represent and to vote all the shares of common stock of Community Federal Bancorp, Inc. held of record by the undersigned on __________, 1999, at the special meeting of stockholders to be held on __________, 1999, at _:__ p.m., local time, and at any and all adjournments thereof as follows:

1. The proposal to approve and adopt the Agreement and Plan of Merger and related merger agreements among First M&F Corporation and Community Federal whereby Community Federal will be merged into First M&F.

         FOR _________     AGAINST _________     ABSTAIN ________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" Proposal 1.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.

Please sign exactly as your name appears on certificate(s) representing shares to be voted by this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by an authorized person. If shares are held as joint tenants, each holder should sign.

Dated ___________________, 1999


______________________________          ______________________________
SIGNATURE OF STOCKHOLDER                SIGNATURE OF STOCKHOLDER

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE